Exhibit 10.2

NON-RECOURSE NON-INTEREST BEARING PROMISSORY NOTE

US$6,855,000

For value received, the undersigned, Titan Iron Ore Corp., a Nevada corporation (the “Maker”) whose address is Suite 110, 3040 N. Campbell Avenue, Tucson, Arizona USA 85719, promises to pay to the order of Wyomex Limited Liability Company, dba Wyomex LLC, a Wyoming limited liability company (“Payee”) whose address is P.O. Box 185, Cheyenne, Wyoming USA 82003, together with any other holder hereof, the sum of US$6,855,000 (Six Million, Eight Hundred Fifty Five Thousand US dollars), payable without interest, as follows:

1.
Commencing six (6) months from March 30, 2012, and every six (6) months thereafter, Maker shall pay Payee, as an Advance Production Payment, the initial amount of $62,500 (the “Advance Production Payment”), as adjusted hereunder, until Commencement of Commercial Production from the Property. Commencement of Commercial Production is defined in that certain Asset Purchase Agreement (“APA”) dated effective March 30, 2012, by and between the Maker and the Payee. The Advance Production Payment amount shall be first adjusted, at the second time that an Advance Production Payment is due, by multiplying the Advance Production Payment amount by the Consumer Price Index (“CPI”) issued by the Bureau of Labor Statistics of the United States Department of Labor.  For each successive period that Advance Production Payments are due, the adjusted Advance Production Payment amount paid for the preceding period shall be similarly adjusted.  All such payments shall be credited toward the principal amount due on this Note irrespective of whether any portion of such payment is deemed to be imputed interest by any governmental authority.

2.
The Maker shall assume the liabilities of the Payee under that certain Lease Agreement between Payee and Chugwater Iron Company dated November 12, 2008, and modified by an Extension Agreement dated effective February 1, 2012, and all payments made thereunder, except for payments of $1,000 per month to be paid as an Advance Production Payment pursuant to the Extension Agreement, shall be deducted from and be a credit towards payments required under Paragraph 1 above.

3.	Upon Commencement of Commercial Production, the payments described above shall convert to a Production Payment as provided in the APA.

4.	This Note may be prepaid in part or in full, at any time, at the discretion of the Maker, without any penalty to the Maker.

Upon any default, the Payee shall give the Maker written notice of default. If the default is not cured within thirty (30) days of the notice by the Maker furnishing the required payment, the Payee’s sole remedy shall be to foreclose upon the Deed of Trust securing this Note according to the terms of said Deed of Trust.  This Note is non-recourse to the Maker.

The Maker, sureties, endorsers and guarantors of this Note jointly and severally waive demand for payment, protest and notice of protest of this Note, and consent to extensions of time of payment without notice. The construction, validity and effect hereof shall be governed by the laws of the State of Wyoming, and the Maker consents that suit or other collection proceedings to enforce the Note may be brought in the courts of Albany County, Wyoming.

Should this Note be placed in the hands of an attorney for collection, the Maker jointly and severally agrees to pay reasonable collection costs, including reasonable attorney’s fees incurred, whether or not suit is brought on this Note. In the event of court action, all costs and fees shall be determined by the court. All costs and fees shall be added to the principal amount of this Note.

DATED EFFECTIVE THE 30th day of March, 2012

MAKER:

TITAN IRON ORE CORP.

By:
Andrew Brodkey, President and CEO
STATE OF ARIZONA)
        )           ss.
COUNTY OF PIMA    )

Signed, sworn and acknowledged to before me, the undersigned Notary Public, this ____ day of March, 2012, by Andrew Brodkey, President and CEO of Titan Iron Ore Corp., for and on behalf of the corporation.

 Notary Public_____________________________

My Commission Expires:

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